BRT APARTMENTS CORP. REPORTS THIRD QUARTER 2023 RESULTS

– Affirms Full Year 2023 Guidance –

Great Neck, New York – November 6, 2023 – BRT APARTMENTS CORP. (NYSE: BRT), a real estate investment trust that owns, operates, and, to a lesser extent, holds interests in joint ventures that own multi-family properties, today reported results for the third quarter ended September 30, 2023.

Highlights
•Reported results for the third quarter of 2023 of net loss of $1.5 million, or $(0.08) per diluted share, Funds from Operations, or FFO, of $0.31 per diluted share and Adjusted Funds from Operations, or AFFO, of $0.41 per diluted share.
•Equity in earnings of unconsolidated joint ventures was $426,000 in the third quarter of 2023 and $135,000 for the corresponding 2022 quarter.
•Combined Portfolio NOI decreased 0.4% for the third quarter when compared with the prior-year period.
•Repurchased 264,165 shares and 98,014 shares during the third quarter and after the quarter, respectively, at a weighted average price of $18.33. The Company currently has $4.3 million remaining under its current share repurchase authorization.
•Affirmed full year 2023 guidance and accompanying assumptions previously issued on March 14, 2023.

See the reconciliations provided later in this release of FFO, AFFO and Combined Portfolio NOI, to net income, as calculated in accordance with GAAP, and the definitions of such terms under "Non-GAAP Financial Measures and Definitions."

Jeffrey A. Gould, President and Chief Executive Officer stated, “The portfolio continues to perform well despite an industry-wide inflationary headwind from non-controllable expenses. Occupancy has been stable in 2023, we have generated solid combined revenue growth on a year-over-year and sequential basis due to increases in rental rates. We are focused on taking care of this portfolio and ensuring that we make the right decisions. The year-over-year improvement in FFO and AFFO per share reflects the stability in the portfolio as well as our strategic capital allocation. While we have remained patient on asset acquisitions in this current environment, we repurchased 671,000 of our shares for an investment of $12.5 million since re-initiating share repurchases in mid-May. With no debt maturities until 2025, substantial liquidity and full availability on our credit facility, we can be opportunistic over the next 12 months with more share repurchases, asset acquisitions and/or rescue capital situations with smaller owners and developers.”

Third Quarter Financial and Operating Results
•Net loss attributable to common stockholders for the quarter ended September 30, 2023 was $1.5 million, or $(0.08) per diluted share, compared to net income attributable to common stockholders of $7.1 million, or $0.37 per diluted share, for the corresponding 2022 quarter. The prior-year period included BRT’s $11.5 million (or $0.61 per diluted share) share of a gain from the sale of a property owned by an unconsolidated subsidiary.
•FFO was $5.7 million, or $0.31 per diluted share, in the current quarter, compared to $5.4 million, or $0.29 per diluted share, in the corresponding 2022 quarter, primarily due to a reduction in early extinguishment of debt and an increase in other income, offset by a decline in operating margins primarily from the sale of properties by unconsolidated joint ventures in the prior-year period.
•AFFO was $7.7 million, or $0.41 per diluted share, in the current quarter, compared to AFFO of $7.2 million, or $0.38 per diluted share, in the corresponding 2022 quarter, primarily due to the decrease in the income tax provision and the increase in other income and insurance recovery.

•Equity in earnings of unconsolidated joint ventures for the current quarter was $426,000 compared to $135,000 in the corresponding quarter of the prior year.
•Combined Portfolio NOI in the current quarter decreased by 0.4% to $15.6 million; the Company estimates that two properties (Verandas at Alamo Ranch in San Antonio, TX and Bell’s Bluff in Nashville, TN) accounted for headwinds totaling approximately 200 basis points in the third quarter Combined Portfolio NOI results.
•Diluted per share net income, FFO and AFFO during the quarter ended September 30, 2023 reflect the approximate 124,000 decrease in weighted average shares of common stock outstanding, primarily due to the 573,318 shares of common stock repurchased during the second and third quarters of 2023, partially offset by stock issuances pursuant to the Company’s at-the-market offering, equity incentive and dividend reinvestment programs during 2022 and 2023.
•For leases signed during the third quarter in the Combined Portfolio, the Company experienced a 4.7% increase on renewal leases, a 2.0% increase on new leases and a 3.5% increase on a blended basis compared with the prior lease. The rent-to-income ratio for all new leases signed in the third quarter is 23%. For leases signed during the month of October 2023, the Company experienced a 5.5% increase on renewals, a 0.7% decrease on new leases and a 2.7% increase on a blended basis compared with the prior lease.

Debt Metrics and Liquidity
At September 30, 2023, BRT’s available liquidity was approximately $88.1 million, comprised of $28.1 million of cash and cash equivalents and $60.0 million available under its credit facility.

At November 1, 2023, BRT’s available liquidity was approximately $81.7 million, including $21.7 million of cash and cash equivalents and up to $60.0 million available under its credit facility. At November 1, 2023, the interest rate on the facility was 7.82%.

Guidance for Full Year 2023
The Company affirmed its full year 2023 guidance and accompanying assumptions previously issued on March 14, 2023.

Conference Call and Webcast Information
The Company will host a conference call and webcast to review its results and 2023 outlook with investors and other interested parties at 9:00 a.m. ET on Tuesday, November 7, 2023. To participate in the conference call, callers from the United States and Canada should dial 1-888-349-0092, and international callers should dial 1-412-902-4235, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website under the “webcast” tab.

A replay of the conference call will be available after 12:00 p.m. ET on Tuesday, November 7, 2023 through 11:59 p.m. ET on Tuesday, November 14, 2023. To access the replay, listeners may use 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 10183267.

Supplemental Financial Information
In an effort to enhance its financial disclosures to investors, BRT has posted a supplemental financial information report which can be accessed on the Company’s investor relations website under the caption “Financials – Quarterly Results.” When available, the Company will post a transcript of its quarterly earnings call to the Quarterly Results page.

Non-GAAP Financial Measures
BRT discloses FFO, AFFO, NOI and Combined Portfolio NOI because it believes that such metrics are widely recognized and appropriate measure of the performance of an equity REIT.

BRT computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT's related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

BRT computes AFFO by adjusting FFO for loss on extinguishment of debt, straight-line rent accruals, restricted stock and RSU compensation expense, fair value adjustment of mortgage debt, gain on insurance recovery, insurance recovery from casualty loss and deferred mortgage and debt costs (including, in each case as applicable, from its share of its unconsolidated joint ventures). Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

BRT computes NOI by adjusting net income (loss) to (a) add back (1) depreciation expense, (2) general and administrative expenses, (3) interest expense, (4) loss on extinguishment of debt, (5) equity in earnings (loss) of unconsolidated joint ventures and equity in earnings from the sale of unconsolidated joint venture, (6) provision for taxes, (7) the impact of non-controlling interests, and (b) deduct (1) other income, (2) gain on sale of real estate, (3) insurance recovery of casualty loss, and (4) gain on insurance recoveries related to casualty loss.

BRT defines “Combined Portfolio” as the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis, and the other multifamily properties that BRT currently owns presented at 100% ownership for all periods presented. The Combined Portfolio includes 28 properties totaling 7,707 units for the third quarter ended September 30, 2023.

BRT defines “blended rate” as the average of the percentage change in effective rent of lease renewals and new leases on a combined basis.

The pro rata share reflects BRT’s percentage equity interest in the applicable subsidiary. BRT uses pro rata share to help provide a better understanding of the impact of its unconsolidated joint ventures on its operations. However, the use of pro rata information has limitations. Among other things, as a result of the allocation/distribution provisions of the agreements governing the unconsolidated joint ventures, BRT’s share of the gain/loss with respect to such venture may be different than (and generally less than that) implied by its percentage equity interest therein. Further, the use of pro rata share is not representative of its operations and accounts as presented in accordance with GAAP.

The accounts and results for remaining properties in which the partner interest was purchased by BRT had previously been reflected in our unconsolidated results for the entirety of the periods being presented. As a result, in order to help ensure the comparability of our Combined Portfolio NOI for the periods presented, we are including 100% of the NOI of these properties for the periods prior to their acquisition of the partners’ interests.

BRT believes that FFO, AFFO, NOI and Combined Portfolio NOI are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present such metrics when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, BRT believes that FFO and AFFO provide a performance measure that when compared year-over-year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. BRT also considers FFO, AFFO and NOI to be useful in evaluating property acquisitions and dispositions. BRT views Combined Portfolio NOI as an important measure of operating performance because it allows a comparison of operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions, dispositions or partner buyouts during the periods.

FFO, AFFO, NOI and Combined Portfolio NOI do not represent net income or cash flows from operations as defined by GAAP. FFO, AFFO, NOI and Combined Portfolio NOI should not be considered to be an alternative to net income as a reliable measure of BRT’s operating performance; nor should FFO, AFFO, NOI and Combined Portfolio NOI be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. Further, because there is no industry standard definition of NOI and practice is divergent across the industry, the computation of NOI may from one REIT to another.

Forward Looking Information
BRT considers some of the information set forth herein to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property acquisition and disposition activity, joint venture activity, development and value add activity and other capital expenditures, and capital raising and financing activity, as well as revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which are in some cases are beyond our control, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved, and investors are cautioned not to place undue reliance on such information.

The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements: the forfeiture of BRT’s deposit with respect to the purchase of a multi-family property in Richmond, VA; inability to generate sufficient cash flows due to unfavorable economic and market conditions (e.g., inflation, volatile interest rates and the possibility of a recession); changes in supply and/or demand; competition; uninsured losses; changes in tax and housing laws or other factors; adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets; barriers of entry into new markets which we may seek to enter in the future; limitations on our ability to increase or collect rental rates; competition, our ability to identify and consummate attractive acquisitions and dispositions on favorable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns; general and local real estate conditions, including any changes in the value of our real estate; decreasing rental rates or increasing vacancy rates; challenges in acquiring properties (including challenges in buying properties directly without the participation of joint venture partners and the limited number of multi-family property acquisition opportunities available to us), which acquisitions may not be completed or may not produce the cash flows or income expected; the competitive environment in which we operate, including competition that could adversely affect our ability to acquire properties and/or limit our ability to lease apartments or increase or maintain rental rates; exposure to risks inherent in investments in a single industry and sector; the concentration of our multi-family properties in the Southeastern United States and Texas, which makes us more susceptible to adverse developments in those markets; increases in expenses over which we have limited control, such as real estate taxes, insurance costs and utilities, due to inflation and other factors; impairment in the value of real estate we own; failure of property managers to properly manage properties; disagreements with, or misconduct by, joint venture partners; inability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures, due to, among other things, the level and volatility of interest or capital market conditions; extreme weather and natural disasters such as hurricanes, tornadoes and floods; lack of or insufficient amounts of insurance to cover, among other things, losses from catastrophes; risks associated with acquiring value-add multi-family properties, which involves greater risks than more conservative approaches; the condition of Fannie Mae or Freddie Mac, which could adversely impact us; changes in Federal, state and local governmental laws and regulations, including laws and regulations relating to taxes and real estate and related investments; our failure to comply with laws, including those requiring access to our properties by disabled persons, which could result in substantial costs; board determinations as to timing and payment of dividends, if any, and our ability or willingness to pay future dividends; our ability to satisfy the complex rules required to maintain our qualification as a REIT for federal income tax purposes; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us; our dependence on information systems and risks associated with breaches of such systems; disease outbreaks and other public health events, and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events; impact of climate change on our properties or operations; risks associated with the stock ownership restrictions of the Internal Revenue Code of 1986, as amended (the "Code") for REITs and the stock ownership limit imposed by our charter; and the other factors described in the reports we file with the SEC, including those set forth in our Annual Report on Form 10-K under the captions "Item 1. Business," "Item 1A. Risk Factors," and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations".

BRT undertakes no obligation to update or revise the information herein, whether as a result of new information, future events or circumstances, or otherwise.

Additional Information
BRT is a real estate investment trust that owns, operates and, to a lesser extent, holds interests in joint ventures that own multi-family properties. As of September 30, 2023, BRT owns or has interests in 28 multi-family properties with 7,707 units in 11 states. For additional information on BRT’s operations, activities and properties, please visit its website at www.brtapartments.com.

Interested parties are urged to review the Form 10-Q to be filed with the Securities and Exchange Commission for the quarter ended September 30, 2023, and the supplemental disclosures regarding the quarter on the investor relations section of the Company’s website at: https://brtapartments.com/investor-relations. The Form 10-Q can also be linked through the “Investor Relations” section of BRT’s website.

Contact:

BRT APARTMENTS CORP.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone: (516) 466-3100
Email: investors@BRTapartments.com
www.BRTapartments.com

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)	(audited)
ASSETS
Real estate properties, net of accumulated depreciation	$639,989	$651,603
Investments in unconsolidated joint ventures	34,501	42,576
Cash and cash equivalents	28,117	20,281
Restricted cash	769	872
Other assets	17,766	16,786
Total assets	$721,142	$732,118

LIABILITIES AND EQUITY
Mortgages payable, net of deferred costs	$422,935	$403,792
Junior subordinated notes, net of deferred costs	37,138	37,123
Credit facility, net of deferred costs	—	18,502
Accounts payable and accrued liabilities	24,272	22,631
Total Liabilities	484,345	482,048

Total BRT Apartments Corp. stockholders’ equity	236,788	250,088
Non-controlling interests	9	(18)
Total Equity	236,797	250,070
Total Liabilities and Equity	$721,142	$732,118

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended September 30,
	2023	2022
Revenues:
Rental and other revenues from real estate properties	$23,510	$21,691
Other income	342	6
Total revenues	23,852	21,697

Expenses:
Real estate operating expenses	10,583	9,195
Interest expense	5,581	5,061
General and administrative	4,017	3,673
Depreciation and amortization	6,544	8,165
Total expenses	26,725	26,094
Total revenue less total expenses	(2,873)	(4,397)
Equity in earnings of unconsolidated joint ventures	426	135
Equity in earnings from sale of unconsolidated joint ventures properties	—	11,472
Gain on sale of real estate	604	—
Insurance recovery of casualty loss	261	—
Gain on insurance recovery	—	62
(Loss) income from continuing operations	(1,582)	7,272
Income tax (benefit) provision	(122)	178
(Loss) income from continuing operations, net of taxes	(1,460)	7,094
Net income attributable to non-controlling interest	(34)	(35)
Net (loss) income attributable to common stockholders	$(1,494)	$7,059

Per share amounts attributable to common stockholders:
Basic	$(0.08)	$0.37
Diluted	$(0.08)	$0.37

Funds from operations - Note 1	$5,749	$5,405
Funds from operations per common share - diluted - Note 2	$0.31	$0.29

Adjusted funds from operations - Note 1	$7,692	$7,168
Adjusted funds from operations per common share - diluted -Note 2	$0.41	$0.38

Weighted average number of shares of common stock outstanding:
Basic	17,851,715	17,928,197
Diluted	17,851,715	17,994,457

The tables below provides a reconciliation of net loss determined in accordance with GAAP to FFO and AFFO on a dollar and per share basis for each of the indicated periods (dollars in thousands, except per share amounts):

	Three Months Ended September 30,
	2023	2022
Note 1:
Funds from operations is summarized in the following table:
GAAP Net (loss) income attributable to common stockholders	$(1,494)	$7,059
Add: depreciation and amortization of properties	6,544	8,165
Add: our share of depreciation in unconsolidated joint venture properties	1,307	1,657
Deduct: our share of equity in earnings from sale of unconsolidated joint venture properties	—	(11,472)
Deduct: gain on sale of real estate	(604)	—
Adjustments for non-controlling interests	(4)	(4)
NAREIT Funds from operations attributable to common stockholders	5,749	5,405

Adjustments for: straight-line rent accruals	24	6
Add: our share of loss on extinguishment of debt from unconsolidated joint venture properties	—	388
Add: amortization of restricted stock and RSU expense	1,473	1,208
Add: amortization of deferred mortgage and debt costs	272	191
Add: our share of deferred mortgage costs from unconsolidated joint venture properties	26	33
Add: amortization of fair value adjustment for mortgage debt	152	—
Less: gain on insurance recoveries	—	(62)
Adjustments for non-controlling interests	(4)	(1)
Adjusted funds from operations attributable to common stockholders	$7,692	$7,168

	Three Months Ended September 30,
	2023	2022
Note 2:
Net (loss) income attributable to common stockholders	$(0.08)	$0.37
Add: depreciation and amortization of properties	0.35	0.44
Add: our share of depreciation in unconsolidated joint venture properties	0.07	0.09
Deduct: our share of equity in earnings from sale of unconsolidated joint venture properties	(0.03)	(0.61)
Deduct: gain on sale of real estate	—	—
Adjustment for non-controlling interests	—	—
NAREIT Funds from operations per diluted common share	0.31	0.29

Adjustments for: straight line rent accruals	—	—
Add: our share of loss on extinguishment of debt from unconsolidated joint venture properties	—	0.02
Add: amortization of restricted stock and RSU expense	0.08	0.06
Add: amortization of deferred mortgage and debt costs	0.01	0.01
Add: our share of deferred mortgage and debt costs from unconsolidated joint venture properties	—	—
Add: amortization of fair value adjustment for mortgage debt	0.01	—
Less: gain on insurance recoveries	—	—
Adjustments for non-controlling interests	—	—
Adjusted funds from operations per diluted common share	$0.41	$0.38

Diluted shares outstanding for FFO and AFFO	18,804,874	18,928,648

BRT APARTMENTS CORP. AND SUBSIDIARIES
RECONCILIATION OF NOI TO NET INCOME
(Unaudited)

The following tables provides a reconciliation of NOI to net income attributable to common stockholders as computed in accordance with GAAP for the periods presented:

	Three Months Ended September 30,
Consolidated	2023	2022
GAAP Net (loss) income attributable to common stockholders	$(1,494)	$7,059
Less: Other Income	(342)	(6)
Add: Interest expense	5,581	5,061
General and administrative	4,017	3,673
Depreciation and amortization	6,544	8,165
Provision for taxes	(122)	178
Less: Gain on sale of real estate	(604)	—
Equity in earnings from sale of unconsolidated joint venture properties	—	(11,472)
Insurance recovery	(261)	—
Gain on insurance recoveries	—	(62)
Adjust for: Equity in (earnings) loss of unconsolidated joint venture properties	(426)	(135)
Add: Net income attributable to non-controlling interests	34	35
Net Operating Income	$12,927	$12,496

Less: Non-same store Net Operating Income	4,089	3,253
Same store Net Operating Income	$8,838	$9,243

BRT APARTMENTS CORP. AND SUBSIDIARIES
RECONCILIATION OF NOI AT UNCONSOLIDATED SUBSIDIARIES
(Unaudited)
(Dollars in thousands, except per share data)

The following tables provides a reconciliation of NOI to equity in loss of unconsolidated joint ventures as computed in accordance with GAAP for the periods presented for BRT's pro rata share of NOI at its unconsolidated subsidiaries. Also presented is the combined same store NOI for Consolidated and Unconsolidated subsidiaries:

	Three Months Ended September 30,
Unconsolidated	2023	2022
BRT's equity in earnings from sale of unconsolidated joint venture properties and equity in loss of joint ventures	$426	$11,607
Add: Interest expense	1,134	1,542
Depreciation	1,303	1,657
Loss on extinguishment of debt	—	388
Less: Gain on sale of real estate	—	(11,472)
Equity in earnings of joint ventures	(3)	(12)
Net Operating Income	$2,860	$3,710

Less: Non-same store Net Operating Income	$—	$823
Same store Net Operating Income	$2,860	$2,887

Consolidated same store Net Operating Income	$8,838	$9,243
Unconsolidated same store Net Operating Income	2,860	2,887
Buyout same store Net Operating Income	3,870	3,516
Combined same store Net Operating Income	$15,568	$15,646

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share data)

The condensed income statements below present, for the periods indicated, a reconciliation of the information that appears in note 8 of BRT's Quarterly report on Form 10-Q to BRT's pro rata share of the operations of its unconsolidated subsidiaries:

	Three Months Ended September 30, 2023
	Total	BRT's Pro-Rata Share	Partner Share
Revenues:
Rental and other revenue	$10,636	$5,486	$5,150
Total revenues	$10,636	$5,486	$5,150

Expenses:
Real estate operating expenses	5,023	2,626	2,397
Interest expense	2,212	1,134	1,078
Depreciation	2,568	1,303	1,265
Total expenses	9,803	5,063	4,740

Total revenues less total expenses	833	423	410

Equity in earnings of joint ventures	3	3	—
Net loss (income)	$836	$426	$410
________________
(1) Reflects BRT's share as determined in accordance with GAAP - not its pro-rata share.

	Three Months Ended September 30, 2022
	Total	BRT's Pro-Rata Share	Partner Share
Revenues:
Rental and other revenue	$13,502	$7,314	$6,188
Total revenues	$13,502	$7,314	$6,188

Expenses:
Real estate operating expenses	6,512	3,604	2,908
Interest expense	2,843	1,542	1,301
Depreciation	3,113	1,657	1,456
Total expenses	12,468	6,803	5,665

Total revenues less total expenses	1,034	511	523

Equity in earnings of joint ventures	12	12	—
Gain on sale of real estate	16,937	11,472	5,465
Loss on extinguishment of debt	(573)	(388)	(185)
Net loss	$17,410	$11,607	$5,803
________________
(1) Reflects BRT's share as determined in accordance with GAAP - not its pro-rata share.